Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Astrotech Corporation Austin, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated September 8, 2020, with respect to the consolidated financial statements of Astrotech Corporation (the "Report"), included in Astrotech Corporation's Annual Report on Form 10-K for the year ended June 30, 2020. Our Report contains an explanatory paragraph regarding Astrotech Corporation's ability to continue as a going concern.

March 3, 2021

ArmaninoLLP

San Francisco, California

Exhibit 23.2